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                                                                   EXHIBIT 4.4

                        SCHEDULE OF INVESTOR'S AGREEMENTS

1) Investor's Agreement by and between Factory Automation & Computer Technologies, Inc. and Warburg, Pincus Investors, L.P. dated as of February 14, 1996 for the purchase of 1,315,790 shares of Series D preferred stock for $3,000,000.

2) Investor's Agreement by and between Factory Automation & Computer Technologies, Inc. and Warburg, Pincus Investors, L.P. dated as of April 25, 1996 for the purchase of 1,754,388 shares of Series D preferred stock for $4,000,000.

3) Investor's Agreement by and between Factory Automation & Computer Technologies, Inc. and Warburg, Pincus Investors, L.P. dated as of August 20, 1996 for the purchase of 800,000 shares of Series D preferred stock for $2,000,000.

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                FACTORY AUTOMATION & COMPUTER TECHNOLOGIES, INC.

                              INVESTOR'S AGREEMENT



                  This Investor's Agreement (this "Agreement") is entered into as of the (the "Effective Date") by and among Factory Automation & Computer Technologies, Inc., a New York corporation (the "Company"), and (the "Investor").

                  In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investor mutually agree as follows:

                  1.       Action by the Company.

                  1.1 Issuance of Stock. The Company issued and sold an aggregate of ______ shares of Series D Preferred Stock of the Company to Investor, for ____ per share, on [Date]. The issuance and delivery of the Series D Preferred Stock by the Company to the Investor took place at the offices of [Investor's office]. The Company hereby acknowledges it has received funds in the aggregate amount of $______ from Investor as consideration for such issuances and sales.

                  2.       Waiver of Anti-Dilution Provisions.

                  2.1 Waiver as to Series B and Series C Anti-Dilution Rights. The Investor hereby waives the anti-dilution rights accorded to the Series B and Series C Preferred Stock (originally issued and sold for $2.40 per share) as granted in Section 5 of the Restated Certificate of Incorporation of the Company, as currently in effect, with respect to the following transactions (and only the following transactions):

                  (a) The issuance as of May 11, 1995 of a Warrant permitting the Investor to purchase up to either 578,531 or 1,301,696 shares of Common Stock for $1.80 per share -- including any future exercise thereof; and

                  (b) The issuance of the Series D Preferred Stock pursuant to this Agreement for $2.28 per share -- including any future conversion thereof.

                  2.2 Waiver as to Warrant Anti-Dilution Rights. The Investor further waives the anti-dilution rights provided for the Warrant dated as of September 19, 1995 (exercisable for $2.94 per share) as granted in Article IV thereof, with respect to the following transaction (and only the following transaction): the issuance of the Series D Preferred Stock pursuant to this Agreement for $2.28 per share -- including any future conversion thereof. 1.1

                  3.       Representations and Warranties of the Company.

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                  The Company represents and warrants to the Investor that:

                  3.1 Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the Company's authorization, execution, delivery and performance of all obligations of the Company under this Agreement has been taken. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  3.2 Validity of Stock. The Series D Preferred Stock that was issued to the Investor on [Date] (the "Shares") is duly authorized and, is duly and validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and is free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

                  3.3 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions described by this Agreement shall have been obtained prior to, and be effective as of, the Effective Date except that any notices of sale required to be filed with the Securities and Exchange Commission ("SEC") pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor.

                  3.4 Compliance with Other Instruments. The Company will not, as of the Effective Date, be in violation of any provisions of its Restated Certificate of Incorporation or its By-Laws, each as in effect as of such date, or in any material respect of any provision of any indenture, instrument or contract to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Shares, or either of them, will not result in any such violation or be in conflict with or constitute a default under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  3.5 Private Sale. Neither the Company nor any person authorized or employed by the Company as an agent, broker, dealer or otherwise has sold or offered any of the Series D Preferred Stock authorized by the Company or other securities of the Company or has solicited any offers to buy any of such Series D Preferred Stock or other securities of the Company from, or otherwise negotiated or sought to negotiate in respect thereof with, any person, firm or corporation, or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances that might require the integration of the offer or sale of such security with the offer or sale of the Series D Preferred Stock under the Act or the rules and regulations of the SEC thereunder), so as to bring the


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issuance and delivery of the Series D Preferred Stock under the circumstances contemplated by this Agreement, within the provisions of Section 5 of the Act. The issuance and delivery of the Series D Preferred Stock is exempt from the registration requirements of the Act and any applicable state securities laws.

                  4. Representations and Warranties of the Investor. The Investor represents and warrants to the Company, that:

                  4.1 Authorization. All action on the part of the Investor necessary for the Investor's authorization, execution, delivery and performance of all obligations of the Investor under this Agreement has been taken. This Agreement shall constitute a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

                  4.2 Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Investor will not conflict with or result in a violation of any provision of the Investor's limited partnership agreement or certificate of limited partnership, each as amended to date.

                  4.3      Investment Representations.

                  4.3.1 This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the acceptance hereof the Investor hereby confirms, that the Shares were acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of such Shares under the Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements, and the Investor has no present intention of selling, granting, participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares.

                  4.3.2 The Investor understands that at the time of issuance, the Shares may not have been registered under the Act on the ground that the sale provided for in this Agreement and the issuance of the Shares was made in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering or pursuant to Section 3(b) thereof, and is similarly exempt under any other applicable state securities laws, and that the Company's reliance on such exemption is predicated on the Investor's representations as set forth herein.

                  4.3.3 The Investor represents that it is experienced in evaluating and investing in private companies such as the Company, is able to fend for itself in the transactions described by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to


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bear the economic risks of its investment. The Investor further represents that it has had access, during the course of the transaction and prior to the issuance of the Shares, to information concerning the Company and that it has had during the course of the transaction and prior to the issuance of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and the Company's business, management and financial affairs, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which had access.

                  4.3.4 The Investor represents that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act.

                  4.3.5 The Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act and any applicable state securities laws, the Shares must be held indefinitely. In particular, the Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about the Company. Such information is not now available and the Company has no current plans to make such information available.

                  4.3.6 The Investor agrees that in no event will it sell, transfer or otherwise dispose of any of the Shares (other than pursuant to an effective registration statement under the Act and any applicable state securities laws), unless and until it or its proposed transferee shall have furnished to the Company an opinion, reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company, prepared at the expense of the Investor or its proposed transferee, to the effect that such transfer may be made without registration under the Act and all applicable state securities laws.

                  4.4      Legends.

                  4.4.1 All documents and certificates evidencing the Shares shall bear a legend substantially to the following effect until the same is no longer required under the Act:

         THESE SHARES OF SERIES D PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OR HOLDER HEREOF BY THE COMPANY FOR ANY PURPOSE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS APPLICABLE


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         TO THESE SHARES OF SERIES D PREFERRED STOCK SHALL THEN BE IN EFFECT OR
         UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF THESE SHARES OF SERIES D PREFERRED STOCK SHALL BE ESTABLISHED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4.4.2 The documents and certificates evidencing the Shares shall also bear any legend required by any applicable state securities law.

                  5.       Miscellaneous.

                  5.1 Survival of Representations and Warranties. The representations and warranties of the parties shall survive the Effective Date and the issuance of the Shares.

                  5.2 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  5.3 Governing, Law. This Agreement shall be governed by and construed under the laws of the State of New York, as it applies to a contract executed, delivered and performed in the State of New York.

                  5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.6 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, upon transmission thereof if sent by facsimile transmission, on the second business day after delivered to an air courier company for express delivery or on the seventh business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

                           INVESTOR


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                           [Investor's name, address, fax number and contact
                           person]

                           COMPANY

                           Factory Automation & Computer Technologies, Inc. 3 Tallow Wood Drive
                           Clifton Park, New York 12065
                           Facsimile: (404) 447-4995
                           Attention: Chief Executive Officer

Any party may designate a new address by five days advance written notice to the other party.

                  5.7 Finders' Fees. Each party hereto represents that it neither is, nor will be, obligated for any finders' fee or commission in connection with this transaction.

                  5.8 Expenses. The Company and the Investor shall pay all costs and expenses that they incur with respect to the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

                  5.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.

                  5.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Except to the extent otherwise provided for herein, neither this Agreement nor the rights of the parties hereunder may be assigned without the written consent of the non-assigning party.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    FACTORY AUTOMATION & COMPUTER
                                    TECHNOLOGIES, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    [Investor]

                                    By:
                                       -----------------------------------------
                                    Name
                                    Position


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